Exhibit 31.1

Certification of Chief Executive Officer

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Jay M. Gellert, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Health Net, Inc. (“Amendment No. 1”);

2.	Based on my knowledge, this Amendment No. 1 does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Amendment No. 1.

Date: March 2, 2015	/s/ Jay M. Gellert
Jay M. Gellert
President and Chief Executive Officer